AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF NEW YORK
                                HEALTH CARE INC.
                Under Section 805 of the Business Corporation Law

The undersigned, being respectively, the president and secretary of the corporation, hereby certify as follows:

FIRST: The name of the corporation is NEW YORK HEALTH CARE INC.

SECOND: The date when the Certificate of Incorporation was filed by the Department of State is the twenty fourth day of February 1983.

THIRD: The date when the Restated Certificate of Incorporation was filed by the Department of State is the twenty-six day of March, 1996.

FOURTH: A. The text of Paragraph (3)(a) of the Certificate of lncorporation is amended to increase the authorized common from 12,500,000 common shares at $.01 par value to 50,000,000 common shares at $.01 par value, and is to read as follows:

        (3)(a) The corporation shall be authorized to issue the following shares:

                  Class                   Number of Shares       Par Value
                  ----------------        ----------------       ----------
                  Common                     50,000,000             $.01
                  Preferred                   2,000,000             $.01

        B. A new paragraph, Paragraph (7) is added to the text of the Certificate of Incorporation to read as follows:

            (7) The shareholders of the corporation may act, without a meeting, by a vote on written consent signed by the holders of a sufficient number of outstanding shares to constitute not less than the minimum number of votes which would be necessary to authorize or take such action at a shareholders meeting at which all shares entitled to vote were present and voted.

FIFTH: This Amendment to the Restated Certificate of Incorporation was authorized at a meeting of the shareholders by the majority vote of the holders of all of the outstanding shares entitled to vote thereon. Said authorization is subsequent to the affirmative vote of the Board of Directors.

IN WITNESS THEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 9th day of January 2001.

NEW YORK HEALTH CARE INC.


/s/ Jerry Braun
-------------------------------------
Jerry Braun, President

/s/ Jacob Rosenberg
-------------------------------------
Jacob Rosenberg, Secretary